Exhibit 10.17

Certain identified information marked with “[***]” has been omitted from this document because it is both (i) not material and (ii) the type that the registrant treats as private or confidential.

AMENDED AND RESTATED

SECURITYHOLDERS AGREEMENT

THIS AMENDED AND RESTATED SECURITYHOLDERS AGREEMENT (this "Agreement") is made as of May 1, 2020, by and among (i) Mondee Holdings, LLC, a Delaware limited liability company (the "Company"), (ii) Mondee Group, LLC (“Mondee Group”), (iii) Vajid Jafri, Prasad Gundumogula, Ramesh Punwani, Timothy Turner and Jeffrey Snetiker (each, an "Initial Executive" and collectively, the "Initial Executives"), Surjit Babra and any other executive employee of the Company or its Subsidiaries who, at any time, acquires securities of the Company in accordance with Section 13 hereof and executes a counterpart of this Agreement or otherwise agrees to be bound by this Agreement (each, together with the Initial Executives, an "Executive" and collectively, the "Executives") and (iv) each of the other Persons set forth from time to time on the attached Schedule of Securityholders under the heading "Other Securityholders" who, at any time, acquires securities of the Company in accordance with this Agreement and executes a counterpart of this Agreement or otherwise agrees to be bound by this Agreement. Mondee Group shall be referred to herein as "Investor.” The Investor, the Executives and the Other Securityholders are collectively referred to herein as the "Securityholders" and, individually, as a "Securityholder." Capitalized terms used but not otherwise defined herein are defined in Section 12 hereof; provided that, if any term is not defined herein, then such term shall have the same meaning assigned to it in the LLC Agreement. This Agreement amends and restates in its entirety that certain Amended and Restated Securityholders Agreement dated as of December 13, 2019 (the “Prior Agreement”), which amended and restated the prior Securityholders Agreements dated as of December 6, 2019 and March 15, 2017.

The Company and the Securityholders desire to enter into this Agreement for the purposes, among others, of (i) limiting the manner and terms by which units and interests in the Company may be transferred, (ii) assuring continuity in the ownership of the Company, and (iii) amending and restating the Prior Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree that the Prior Agreement is amended and restated as follows:

1.Restrictions on Transfer.

(a)Transfer of Securityholder Securities. No holder of Securityholder Securities shall Transfer any interest in Securityholder Securities, without the prior written consent of the holders of a majority of the Investor Residual, except Transfers (i) to a Permitted Transferee in accordance with Section l(b), (ii) in accordance with Section 2 of this Agreement or (iii) pursuant to Article XII of the LLC Agreement. Notwithstanding the foregoing or anything else to the contrary in this Agreement, the restrictions set forth in this Section 1, shall not apply to any transfer by Fly OCP LLC (“Fly OCP”) which is approved in accordance with Section 8.1 of the LLC Agreement.

(b)Permitted Transfers. The restrictions set forth in Section l(a) shall not apply to (i) any Transfer of Securityholder Securities by any Securityholder to or among his or her Family Group, (ii) any Transfer of Securityholder Securities by the Investor or Other Securityholder to or among its Affiliates, (iii) any Transfer of Securityholder Securities to the Company or its Subsidiaries or the Investor, (iv) a Public Sale of the type referred to in clause (i) of the definition thereof, (v) after a termination of Section 2 hereof in accordance with its terms, a Public Sale by the Investor of the type referred to in clause (ii) of the definition thereof, (vi) a Public Sale by an Executive expressly permitted by and pursuant to the terms of his or her Senior Management Agreement, or (vii) an Approved Sale (as defined in Section 3(a)); provided that the restrictions contained in this Agreement will continue to be applicable to the Securityholder Securities after any Transfer pursuant to clause (i) or (ii) above and the transferee of such Securityholder Securities shall agree in writing to be bound by the provisions of this Agreement as a holder of Securityholder Securities. Upon the Transfer of Securityholder Securities pursuant to clause (i) or (ii) of the previous sentence, the transferees will deliver a written notice to the Company, which notice will disclose in reasonable detail the identity of such transferee. A transferee permitted pursuant to this Section l(b) who receives a transfer of Securityholder Securities in accordance with this Agreement shall be referred to herein as a "Permitted Transferee." Notwithstanding the foregoing, no party hereto shall avoid the provisions of this Agreement by (x) making one or more transfers to one or more Permitted Transferees and then disposing of all or any portion of such party's interest in any such Permitted Transferee or (y) by allowing the Transfer of any securities of any entity holding (directly or indirectly) Securityholder Securities.

(c)Termination of Restrictions. The restrictions on the Transfer of Securityholder Securities set forth in this Section 1 shall continue with respect to each Securityholder Security until the date on which such Securityholder Security has been transferred in a Public Sale permitted hereunder or pursuant to an Approved Sale.

2.Participation Rights.

(a)Except (i) pursuant to a Co-Invest Transfer (as defined below), (ii) a Transfer pursuant to Article XII of the LLC Agreement or (iii) a Transfer to Permitted Transferees in accordance with Section l(b) (each, an “Exempted Transfer”), at least 21 days prior to any Transfer of units of any class of Securityholder Securities by the Investor ("Transferring Investor"), such Transferring Investor shall deliver a written notice (the "Tag-Along Notice") to the Company and the other Securityholders holding the same class of Securityholder Securities that is proposed to be Transferred, including for the avoidance of doubt Fly OCP (as determined as of immediately prior to the date of such notice) (the "Tag-Along Securityholders") specifying in reasonable detail the identity of the prospective transferee(s) and the terms and conditions of the Transfer. The Tag-Along Securityholders may elect to participate in the contemplated Transfer by delivering written notice to the Transferring Investor within 14 days after delivery of the Tag-Along Notice. If any Tag-Along Securityholders have elected to participate in such Transfer, the Transferring Investor(s) and such Tag-Along Securityholders will each be entitled to sell in the contemplated Transfer, at the same price and on the same terms, with respect to each class of Securityholder Securities to be Transferred, a number of units of such class of Securityholder Securities proposed to be transferred by the Transferring Investor(s) equal to the product of (A) the number of units of such class of Securityholder Securities to be sold in the contemplated Transfer, and (B) the quotient determined by dividing the number of units of such class of Securityholder Securities owned by such Person by the aggregate number of outstanding units of such class of Securityholder Securities owned by the Transferring Investor(s) and the Tag-Along Securityholders participating in such sale. Notwithstanding the foregoing, if the Transferring Investor(s) intends to Transfer Units of more than one class or series, each of the Tag-Along Securityholders electing to participate must participate in all such Transfers (to the extent such Tag-Along Securityholders hold such other class or series). Notwithstanding anything else to the contrary in this Agreement, Fly OCP shall also have all of the rights of a Tag-Along Securityholder under this Section 2 in respect of any Transfer (other than an Exempted Transfer) of units of any class of Securityholder Securities by the Investor and that is not otherwise subject to this Section 2, mutatis mutandis.

(b)The Transferring Investor(s) will use commercially reasonable efforts to obtain the agreement of the prospective transferee(s) to the participation of the Tag-Along Securityholders in any contemplated Transfer, and the Transferring Investor(s) will not transfer any of its Securityholder Securities to the prospective transferee(s) unless (A) the prospective transferee(s) agrees to allow the participation of the Tag-Along Securityholders or (B) the Transferring Investor(s) agrees to purchase the number of such class of Securityholder Securities from the Tag-Along Securityholders that the Tag-Along Securityholders would have been entitled to sell pursuant to this Section 2(b) (in which case the Transferring Investor(s) shall be entitled to sell such additional number of units of such class of Securityholder Securities to the prospective transferee(s)) for the consideration per unit to be paid to the Transferring Investor(s) by the prospective transferee(s). Each holder of Securityholder Securities participating in a Transfer pursuant to this Section 2 will bear its pro rata share (based on the sale proceeds of Securityholder Securities to be sold) of the costs of such Transfer to the extent such costs are incurred for the benefit of all holders of Securityholder Securities participating in such Transfer and are not otherwise paid by the Company or the acquiring party. For purposes of this Section 2(b), costs incurred in exercising reasonable efforts to take all actions in connection with the consummation of such a Transfer in accordance with this Section 2(b) shall be deemed to be for the benefit of all holders of Securityholder Securities. Costs incurred by holders of Securityholder Securities on their own behalf will not be considered costs of the transaction hereunder. Each holder of Securityholder Securities participating in such Transfer shall take all Transfer Actions in furtherance of or in connection with the consummation of such Transfer as requested by the Transferring Investor(s).

(c)None of the following shall constitute Securityholder Securities for any purpose under this Section 2: (i) Securityholder Securities issuable upon the exercise of employee options (or similar equity-like incentive shares or units) which have not vested or are otherwise not exercisable; (ii) Securityholder Securities issuable upon the exercise of vested employee options (or similar equity-like incentive shares or units) whose per share or per unit exercise price is more than the price to be paid for such share or unit in such Transfer; (iii) Securityholder Securities whose per share or per unit participation threshold is more than the price to be paid for such share or unit in such Transfer; and (iv) Securityholder Securities that are subject to vesting (i.e., to the extent subject to possible repurchase by the Company at less than fair market value).

(d)The provisions of this Section 2 will terminate upon the first to occur of (i) the consummation of an Approved Sale and (ii) the consummation of a Public Offering.

(e)Notwithstanding anything herein or in the LLC Agreement to the contrary, in order to provide new employees and other service providers with a chance to co-invest in the Company, this Section 2 shall not apply to Transfers ("Co-Invest Transfers") by the Investor of, and the Investor shall be permitted to Transfer, Class A Units and/or Class B Units to (i) new employees and/or other service providers of the Company or any of its Subsidiaries or (ii) the Company in connection with the contemporaneous issuance of an equivalent or greater number of Class A Units and/or Class B Units by the Company to employees and/or other service providers of the Company or any of its Subsidiaries.

3.Sale of the Company.

(a)If the holders of the Required Interest approve a Sale of the Company (an "Approved Sale"), each holder of Securityholder Securities shall vote for, consent to and raise no objections against such Approved Sale and in connection therewith shall waive any claims related thereto, including claims relating to the fairness of the Approved Sale, the price paid for Securityholder Securities in such Approved Sale, the process or timing of the Approved Sale or any similar claims. If the Approved Sale is structured as a (i) merger or consolidation, each holder of Securityholder Securities shall waive any dissenters' rights, appraisal rights or similar rights in connection with such merger or consolidation, or (ii) sale of equity securities, each holder of Securityholder Securities shall agree to sell all of his, her or its Securityholder Securities or rights to acquire Securityholder Securities on the terms and conditions approved by the holders of the Required Interest. Each holder of Securityholder Securities shall take all Transfer Actions in furtherance of or in connection with the consummation of the Approved Sale as requested by the holders of the Required Interest or the Board including entering into agreements to effectuate the provisions of Section 7 hereof.

(b)The obligations of the holders of Securityholder Securities with respect to an Approved Sale are subject to the terms of Section 4 below.

(c)If either the Board or the holders of the Required Interest enter into a negotiation or transaction for which Rule 506 (or any similar rule then in effect) promulgated by the Securities and Exchange Commission may be available with respect to such negotiation or transaction (including a merger, consolidation or other reorganization), the holders of Securityholder Securities (other than any holder who is an "accredited investor" under Rule 501) will, at the request of the Board or the holders of the Required Interest, appoint a purchaser representative (as such term is defined in Rule 501) reasonably acceptable to the holders of the Required Interest. If any such holder of Securityholder Securities appoints a purchaser representative designated by the holders of the Required Interest, the Company will pay the fees of such purchaser representative, but, if any such holder of Securityholder Securities declines to appoint the purchaser representative designated by the holders of the Required Interest, such holder shall appoint another purchaser representative and be responsible for the fees of the purchaser representative so appointed.

(d)Each holder of Securityholder Securities will bear its pro rata share (based upon the number of Residual Units to be sold) of the costs of such Approved Sale to the extent such costs are incurred for the benefit of all holders of Securityholder Securities and are not otherwise paid by the Company or the acquiring party. For purposes of this Section 3(d), costs incurred in exercising reasonable efforts to take all actions in connection with the consummation of an Approved Sale in accordance with Section 3(a) shall be deemed to be for the benefit of all holders of Securityholder Securities. Costs incurred by holders of Securityholder Securities on their own behalf will not be considered costs of the transaction hereunder.

4.Distributions upon Sale of the Company. In the event of a Sale of the Company, each Securityholder shall receive in exchange for the Securityholder Securities held by such Securityholder and sold in such Sale of the Company the same portion of the aggregate consideration from such Sale of the Company that such Securityholder would have received if such aggregate consideration had been distributed by the Company pursuant to the terms of Section 4.1 of the LLC Agreement (but assuming, for purposes of this determination, that the Securityholder Securities sold in such Sale of the Company are the only Securityholder Securities then outstanding). Each holder of Securityholder Securities shall take all necessary or desirable actions in connection with the distribution of the aggregate consideration from such Sale of the Company as requested by the Board or the holders of the Required Interest in order to effectuate the provisions of this Section 4.

5.Public Offering. In the event that the Board or the holders of the Required Interest approve an initial Public Offering, the holders of Securityholder Securities shall take all necessary or desirable actions requested by the Board or the holders of the Required Interest in connection with the consummation of such Public Offering, including consenting to, voting for and waiving any dissenters rights, appraisal rights or similar rights with respect to any reorganization or recapitalization of the Company pursuant to the terms of Article XII of the LLC Agreement and compliance with the requirements of all laws and regulatory bodies that are applicable or that have jurisdiction over such Public Offering. In the event that such Public Offering is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the Company's capital structure would adversely affect the marketability of the offering, each holder of Securityholder Securities shall consent to and vote for a recapitalization, reorganization or exchange (each, a "Recapitalization") of any class of the Company's equity securities into securities that the managing underwriters, the Board and the holders of the Required Interest find acceptable and shall take all necessary and desirable actions in connection with the consummation of such Recapitalization; provided that (i) the Fair Market Value (as defined in the LLC Agreement) of each security received in exchange for any Class A Unit shall not exceed the sum of the Class A Unpaid Yield (as defined in the LLC Agreement) and the Class A Unreturned Capital (as defined in the LLC Agreement ) of such Class A Unit, (ii) each holder of Residual Units (as defined in the LLC Agreement) shall receive the same type of security with the same value per unit (other than differences based upon differences in the Participation Thresholds, vesting, repurchase rights and obligations and similar differences, if any, for such Units).

6.Legend. Each certificate evidencing Securityholder Securities and each certificate issued in exchange for or upon the transfer of any Securityholder Securities (if such securities remain Securityholder Securities as defined herein after such transfer) shall be stamped or otherwise imprinted with a legend in substantially the following form:

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND OTHER PROVISIONS SET FORTH IN AN AMENDED AND RESTATED SECURITYHOLDERS AGREEMENT DATED AS OF MAY 1, 2020 AMONG THE ISSUER OF SUCH SECURITIES (THE "COMPANY") AND CERTAIN OF THE COMPANY'S SECURITYHOLDERS. A COPY OF SUCH AMENDED AND RESTATED SECURITYHOLDERS AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST."

The Company shall imprint such legend on certificates evidencing Securityholder Securities outstanding prior to the date hereof. The legend set forth above shall be removed from the certificates evidencing any securities which cease to be Securityholder Securities.

7.Seller Representative. In connection with each Approved Sale, unless otherwise determined by the Investor, each Securityholder irrevocably constitutes and appoints, and will constitute and appoint, the Investor or any Affiliate of the Investor, in each case, designated by the Investor (the "Seller Representative") as his, her or its representative, agent and attorney-in-fact with full power of substitution to act and to do any and all things and execute any and all documents on behalf of such Securityholder that may be necessary, convenient or appropriate to facilitate the consummation of the Approved Sale, the administration of and carrying out of the terms of agreements governing such Approved Sale (including giving or agreeing to, on behalf of all or any of the Securityholders, any and all consents, waivers, amendments or modifications deemed by the Seller Representative, in its sole and absolute discretion, to be necessary or appropriate under the terms of any agreements entered into in connection with such Approved Sale). This appointment of the Seller Representative is coupled with an interest and shall not be revocable by any Securityholder in any manner or for any reason. This power of attorney shall not be affected by the death, illness, dissolution, disability, incapacity or other inability to act of the principal pursuant to any applicable law. The Seller Representative shall not be liable to any Securityholder in its capacity as the Seller Representative for any liability of a Securityholder or for any error of judgment, or any act done or step taken or omitted by it that it believed to be in good faith or for any mistake in fact or law, or for anything which it may do or refrain from doing in connection with the agreements related to such Approved Sale. The Securityholders shall severally, but not jointly, pro rata in accordance with their respective proceeds from such Approved Sale, indemnify and hold harmless, the Seller Representative from any and all losses, liabilities and expenses (including the reasonable fees and expenses of counsel) arising out of or related to the Seller Representative's service as the Seller Representative.

8.Issuance of New Securities.

(a)Offer to Qualified Holders. If, after the date hereof, the Company authorizes the issuance or sale of any New Securities to the Investor, the Company shall, as provided in this Section 8, offer to sell to each Initial Executive and each holder of at least 2% of the outstanding Residual Units (other than the Initial Executives), in each case, who is an "accredited investor" as defined under Rule 50I of Regulation D of the Securities Act and that is not the Investor (a "Qualified Holder") such Qualified Holder's Pro Rata Allotment of such New Securities. Each Qualified Holder shall be entitled to purchase all or any portion of such Qualified Holder's Pro Rata Allotment of such New Securities on economic terms that are at least as favorable as the economic terms for such New Securities that are to be offered to the Investor; provided that if the Investor is also required to purchase other securities of the Company, the Qualified Holders exercising their rights pursuant to this Section 8 shall also be required to purchase the same strip of securities (on at least as favorable economic terms and conditions) that the Investor is required to purchase. For purposes of this Agreement, a Qualified Holder's "Pro Rata Allotment" shall mean the quotient determined by dividing (1) the number of Class B Units, vested Class C Units and Class F Units held by such Qualified Holder at such time, by (2) the sum of the number of Class B Units, vested Class C Units and Class F Units then issued and outstanding at such time. Notwithstanding anything else to the contrary in this Agreement, Fly OCP shall also have all of the rights of a Qualified Holder under this Section 8 in respect of any issuance or sale of any New Securities to any Person (other than the Investor) that is approved by the Company and that is not otherwise subject to this Section 8, mutatis mutandis.

(b)Issuance Notice. At least 15 days prior to any issuance by the Company of any New Securities to the Investor, the Company shall give written notice (the "Issuance Notice") to each Qualified Holder specifying in reasonable detail the total amount of New Securities to be issued, the purchase price thereof, the other material terms and conditions of the issuance and such Qualified Holder's Pro Rata Allotment of the New Securities. In order to exercise such holder's purchase rights hereunder, each Qualified Holder must, within 15 days after the Issuance Notice has been given, give written notice to the Company describing such holder's election to purchase all or any portion of the amount of New Securities available for purchase by such Qualified Holder. If after sending an Issuance Notice the Company elects not to proceed with the issuance or sale contemplated thereby, any elections made by the Qualified Holders to participate in such offering shall be deemed rescinded.

(c)Issuance Closing. The Company shall sell, and each Qualified Holder electing to participate in such issuance shall purchase, the amount of New Securities determined pursuant to this Section 8 elected to be purchased by him or it at the Company headquarters' office either, at the option of the Company, (a) on the 15th day after the Issuance Notice (or if such 15th day is not a business day, then on the next succeeding business day) or (b) simultaneously with (and, if specified by the Company, as a part of) the closing of, the issuance of New Securities to the Investor (the "Issuance Closing"). At the Issuance Closing, each participating Qualified Holder will pay the purchase price payable for the New Securities offered to him or it hereunder in cash by wire transfer of immediately available funds to an account designated by the Company and will make customary investment representations to the Company.

(d)Alternative Process. Notwithstanding anything to the contrary herein, in lieu of offering any New Securities to the Qualified Holders at the time such New Securities are offered to the Investor, the Company may comply with the provisions of this Section 8 by making an offer to sell to the Qualified Holders such New Securities promptly after a sale to the Investor is effected. In such event, for all purposes of this Section 8, the portion of such New Securities that each Qualified Holder shall be entitled to purchase hereunder shall be determined by taking into consideration the actual amount of New Securities sold to the Investor so as to achieve the same economic effect as if such offer would have been made prior to such sale.

(e)Termination. The provisions of this Section 8 will terminate upon the first to occur of (i) the consummation of a Sale of the Company and (ii) the consummation of a Public Offering.

9.Sale of Proprietary Rights. So long as any of the Initial Executives are still employed as executives of the Company, the consent of the Initial Executives who hold the majority of the Residual Units held by the Initial Executives who are then executives of the Company shall be required for the Company to sell assets that constitute all or substantially all of the Company's Proprietary Rights, by fair market value determined on a consolidated basis, to the Investor or its Affiliates (other than the Company and its Subsidiaries).

10.Syndicated Investment Restrictions. So long as any of the Initial Executives are still employed as executives of the Company, unless the Initial Executives who hold the majority of the Residual Units held by the Initial Executives who are then executives of the Company consent, Section l(b)(ii)(D) of the Unit Purchase Agreement shall not apply (i.e., the Investor shall not be proportionately relieved of any obligations thereunder) to any Syndicated Investment (as defined in the that certain Unit Purchase Agreement dated as of September 26, 2011 by and among the Investor and the Company as amended from time to time pursuant to its terms, the "Unit Purchase Agreement"), to the extent that upon the consummation of such Syndicated Investment, (i) the aggregate number of Class A Units or Class B Units that have been or could be purchased by the Investor or its Affiliates under Section l(b) the Unit Purchase Agreement will fall below 50% of the aggregate number of Class A Units or Class B Units, respectively, that have been or could be purchased by the Investor, its Affiliates or any Syndicated Investors (as defined in the Unit Purchase Agreement) or (ii) the aggregate number of Class A Units or Class B Units then owned by the Investor or its Affiliates will fall below 50% of the aggregate number of Class A Units or Class B Units, respectively, then owned by the Investor, its Affiliates and any Syndicated Investors. In addition, nothing in Section l(b)(ii)(D) of the Unit Purchase Agreement shall be interpreted to exempt from Section 2 hereof any Transfer by the Investor of Securityholder Securities that is not otherwise exempt from Section 2 hereof.

11.RESERVED.

12.Definitions.

"Family Group" means an individual's spouse and descendants (whether natural or adopted), and any trust, family limited partnership, limited liability company or other entity wholly owned, directly or indirectly, by such individual or such individual's spouse and/or descendants that is and remains solely for the benefit of such individual and/or such individual's spouse and/or descendants and any retirement plan for such individual, provided that if such individual is a party to a Senior Management Agreement in the capacity of an Executive and such agreement defines the term "Family Group," then "Family Group" for such Person shall have the meaning given to such term in such Senior Management Agreement.

"Investor Residual" means (i) any Class B Units issued pursuant to the Unit Purchase Agreement and (ii) any Class B Units issued or issuable with respect to the Class B Units referred to in clause (i) above by way of unit dividends or unit splits or in connection with a combination of units, recapitalization, merger, consolidation or other reorganization. As to any particular units of Investor Residual, such units shall cease to be Investor Residual when they have been (a) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them or (b) distributed to the public through a broker, dealer or market maker pursuant to Rule 144 (or any similar provision then in force) under the Securities Act.

"LLC Agreement" means the Amended and Restated Limited Liability Company Agreement of the Company, dated as of May 1, 2020, among the parties from time to time party thereto, as amended from time to time in accordance with its terms.

"New Securities" means any equity securities of the Company and any rights, options and warrants to acquire any equity securities of the Company; provided that the term "New Securities" shall not include equity securities of the Company and any rights, options and warrants to acquire any equity securities of the Company: (i) issued pursuant to the Unit Purchase Agreement; (ii) issued as a result of any unit split, unit dividend, capital reorganization, recapitalization or reclassification of equity securities; (iii) issued upon exercise or conversion of any rights, options or warrants to acquire any equity securities of the Company that were outstanding on the date hereof or that were previously issued in accordance with the terms of Section 8 hereof; (iv) issued in a transaction contemplated by Article XII of the LLC Agreement; (v) issued in connection with a Public Offering; (vi) securities offered to the public pursuant to a registration statement filed by the Company under the Securities Act; (vii) issued in connection with the making of loans or an investment in debt securities, provided that lenders or investors that are not Affiliates of the Investor are participating in such loans or investments on substantially the same or better terms as the Investor; or (viii) issued in connection with an Approved Sale.

"Proprietary Rights" means any and all of the following in any jurisdiction throughout the world (i) patents, patent applications, patent disclosures, as well as any reissues, continuations, continuations in part, divisions, extensions or reexaminations thereof, (ii) trademarks, service marks, trade dress, trade names, logos, and corporate names and registrations and applications for registration thereof, together with all of the goodwill associated therewith, (iii) Internet domain names, (iv) copyrights (registered or unregistered) and copyrightable works and registrations and applications for registration thereof, (v) mask works and registrations and applications for registration thereof, (vi) Software, (vii) trade secrets and other confidential information (including ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know how, manufacturing and production processes and techniques, if any, research and development information, drawings, specifications, designs, plans, proposals, technical data, financial and marketing plans, and customer and supplier lists and information), and (viii) other intellectual property rights.

"Securityholder Securities" means (i) any Class A Units, Class B Units, Class C Units, Class D Units,  Class F Units or Class G Units purchased or otherwise acquired by any Securityholder, (ii) any equity securities issued or issuable directly or indirectly with respect to the Units referred to in clause (i) above by way of unit dividend or unit split or in connection with a combination of units, recapitalization, merger, consolidation or other reorganization, and (iii) any other class or series of equity securities of the Company or its successor held by a Securityholder. As to any particular equity securities constituting Securityholder Securities, such Securityholder Securities shall cease to be Securityholder Securities when they have been (x) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them or (y) sold to the public through a broker, dealer or market maker pursuant to Rule 144 (or any similar provision then in force) under the Securities Act.

"Software" means (a) all computer programs, instructions, commands, modules, routines, procedures, rules, libraries, macros, algorithms, tools and scripts, including source code and object code versions thereof (as applicable), (b) all data, databases and compilations of data, whether machine readable or otherwise, and (c) all documentation, training materials and configurations related to any of the foregoing.

"Transfer Actions" means, with respect to each Securityholder that participates in a Transfer of Securityholder Securities pursuant to Section 2 (each, a "Tag-Along Transfer") or a Transfer of Securityholder Securities pursuant to an Approved Sale, all such actions as may be necessary, reasonably desirable or otherwise reasonably requested by the Investor in order to expeditiously consummate each Tag-Along Transfer or Approved Sale and any related transactions (including any auction or competitive bid process in connection with or preceding such Transfer), including (a) executing, acknowledging and delivering transfer agreements, sale agreements, escrow agreements, consents, assignments, releases, waivers and any other documents or instruments which in each case are no more burdensome than those executed by the Investor or any of its Affiliates (provided that Executives may be required to execute customary non-competition agreements, non-solicitation agreements and confidentiality agreements which are not executed by the Investor or any of its Affiliates, although (i) the stated terms of such non-competition agreements and non-solicitation agreements shall in no event exceed three years from the date of the closing of the Tag-Along Transfer or Approved Sale, and (ii) such non-competition agreements shall only apply to activities that the Company or its Subsidiaries conduct at the time of the Transfer or reasonably expect to conduct within twelve months after the Transfer) (collectively, "Ancillary Documents"); (b) furnishing information and copies of documents; (c) filing applications, reports, returns, filings and other documents or instruments with governmental authorities; (d) otherwise cooperating with the Investor, the prospective transferee(s) and their respective representatives and counsel; and (e) joining up to such Securityholder's pro rata share (based upon ownership of Residual Units) in any purchase price adjustments, indemnification or other obligations that the sellers of Securityholder Securities, other equity interests or assets are required to provide in connection with such Tag-Along Transfer or Approved Sale and related transactions, such that proceeds will be distributed as if they had been distributed after giving effect to such adjustments, indemnification and other obligations (other than any such obligations that relate solely to a particular Securityholder, such as indemnification with respect to representations and warranties given by a Securityholder regarding such Securityholder's title to and ownership of securities, in respect of which only such Securityholder will be liable).

13.Transfers in Violation of Agreement. Any Transfer or attempted Transfer of any Securityholder Securities in violation of any provision of this Agreement shall be void, and the Company shall not record such Transfer on its books or treat any purported transferee of such Securityholder Securities as the owner of such securities for any purpose.

14.Additional Securityholders. In connection with the issuance of any additional equity securities of the Company to any Person other than an existing Securityholder, the Company, with the consent of the holders of a majority of the Investor Residual, may permit such Person to become a party to this Agreement and succeed to all of the rights and obligations of a "Securityholder" and the "Investor," an "Executive" or an "Other Securityholder" under this Agreement (as designated by the holders of a majority of the Investor Residual in such consent) by obtaining an executed joinder to this Agreement, a form of which is attached hereto as Exhibit A, and, upon such execution, such Person shall for all purposes be a party to this Agreement as a "Securityholder" and the "Investor," an "Executive" or an "Other Securityholder," as designated in such consent.

15.Representations and Warranties. Each Securityholder represents and warrants that (i) this Agreement has been duly authorized, executed and delivered by such Securityholder and constitutes the valid and binding obligation of such Securityholder, enforceable in accordance with its terms (except as enforceability may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally), and (ii) such Securityholder has not granted and is not a party to any proxy, voting trust or other agreement that is inconsistent with, conflicts with or violates any provision of this Agreement or the LLC Agreement.

16.Amendment and Waiver.

(a)Subject to Section 16(b) and 16(c), any provision of this Agreement may be amended or modified if, but only, if such amendment or modification is in writing and is approved in writing by the Company and the holders of a majority of the Investor Residual.

(b)Notwithstanding Section 16(a) but subject to Section 16(c), if an amendment or modification of this Agreement:

(i)would alter or change the special rights hereunder of a Securityholder or group of Securityholders specifically granted such special rights by name, such amendment or modification shall not be effective against such Securityholder or group of Securityholders (as the case may be) without the prior written consent of such Securityholder or, in the case of a group of Securityholders, the holders of at least a majority of Securityholder Securities held by such group of Securityholders; or

(ii)would alter or change the powers, preferences or special rights hereunder of the holders of a class of Securityholder Securities (holders of such class, the "Subject Securityholders") so as to affect them materially and adversely different than the holders of any other class of Securityholder Securities, such amendment or modification shall not be effective against the Subject Securityholders without the prior written consent of the holders of at least a majority of such class of Securityholder Securities held by the Subject Securityholders.

(c)The provisions of Section 16(a) and 16(b) shall not apply to any amendments or modifications otherwise expressly permitted by this Agreement including, without limitation, any required to add a party hereto pursuant to Section 14 hereof. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

17.Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

18.Entire Agreement. This Agreement, those documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

19.Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit and detriment of, and be enforceable by and against, the Company and its successors and assigns and the Securityholders and any subsequent holders of Securityholder Securities and the respective successors and assigns of each of them, so long as they hold Securityholder Securities.

20.Counterparts. This Agreement may be executed in separate counterparts (including by means of telecopied signature pages) each of which shall be an original and all of which taken together shall constitute one and the same agreement.

21.Remedies. The Company and each Securityholder shall be entitled to enforce their rights under this Agreement specifically to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto acknowledge and agree that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that the Company and each Securityholder may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

22.Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when (i) delivered personally to the recipient, (ii) sent to the recipient by reputable express courier service (charges prepaid), (iii) mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, or (iv) telecopied to the recipient (with hard copy sent to the recipient by reputable overnight courier service (charges prepaid) that same day) if telecopied before 5:00 p.m. San Jose, California time on a business day, and otherwise on the next business day. Such notices, demands and other communications shall be sent to the Company at the addresses indicated below and to any other recipient at the address indicated on the schedules hereto and to any subsequent holder of Securityholder Securities subject to this Agreement at such address as indicated by the Company's records, or at such address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party:

If to the Company:

Mondee Holdings, LLC

951 Mariners Island Blvd., Suite 130

San Mateo, CA 94404

Attention: Chief Executive Officer

with copies to (which shall not constitute notice):

Hutchison PLLC
3110 Edwards Mill Road, Suite 300
Raleigh, NC 27612
Attention: Justyn Kasierski

23.Governing Law. The Delaware Limited Liability Company Act shall govern all issues concerning the relative rights of the Company and its securityholders. All other questions concerning the construction, validity and interpretation of this Agreement and the exhibits and schedules hereto shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to any choice of law or other conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

24.MUTUAL WAIVER OF JURY TRIAL. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, EACH PARTY TO THIS AGREEMENT HEREBY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING

BROUGHT TO RESOLVE ANY DISPUTE BETWEEN OR AMONG ANY OF THE PARTIES HERETO, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THIS AGREEMENT AND/OR THE TRANSACTIONS CONTEMPLATED HEREBY.

25.Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine, or neuter forms, and the singular form of nouns, pronouns, and verbs shall include the plural and vice versa. The use of the word "including" in this Agreement shall be, in each case, by way of example and without limitation. The use of the words "or," "either," and "any" shall not be exclusive. Reference to any agreement, document, or instrument means such agreement, document, or instrument as amended or otherwise modified from time to time in accordance with the terms thereof, and, if applicable, hereof.

26.No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

27.No Third-Party Beneficiaries. No term or provision of this Agreement is intended to be, or shall be, for the benefit of any Person not a party hereto, and no such other Person shall have any right or cause of action hereunder.

28.Electronic Delivery. This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a photographic, photostatic, facsimile, portable document format (.pdf), or similar reproduction of such signed writing using a facsimile machine or electronic mail shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or electronic mail to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or electronic mail as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

29.Exercise of Rights Granted to the Investor and its Affiliates. Each Securityholder recognizes, acknowledges and agrees that (i) the Investor has substantial financial interests in the Company to preserve, (ii) Investor may exercise any of its rights under this Agreement or any other agreement between the Company or any of its Subsidiaries and the Investor in its sole discretion, without taking into account any interest of the Company, its Subsidiaries, any other Securityholder or any other Person and (iii) the exercise by the Investor of any of its rights as a Securityholder (including under this Agreement or any other Transaction Document) shall not be deemed to constitute a lack of good faith, a breach of fiduciary duties or unfair dealing.

* * * * *

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Securityholders Agreement as of the day and year first above written.

MONDEE HOLDINGS, LLC

By:	/s/ Prasad Gundumogula
Name:	Prasad Gundumogula
Its:	CEO

IN WITNESS WHEREOF, the parties hereto have executed this this Amended and Restated Securityholders Agreement as of the day and year first above written.

	MONDEE GROUP, LLC
		Print Name of Securityholder

Dated: 5/1/2020	/s/ Prasad Gundumogula
		Signature

	Prasad Gundumogula
	Print Name (if signing on behalf of entity)

	Manager
		Title (if applicable)

	Address: [***]

	Telephone:	65064633333
	Facsimile:	6506463333
	E-mail:	[***]

SCHEDULE OF SECURITYHOLDERS

Investor:

Mondee Group, LLC
835 Grenada Lane
Foster City, CA 94404
Attention: Prasad Gundumogula

Executives:

Vajid Jafri
592 Dory Lane
Redwood Shores, CA 94065

Ramesh Punwani 1600 So. Eads Street Apt. 926 S
Arlington, VA 22202

Jeffrey Snetiker 18319 Chatham Lane
Northridge, CA 91326

Prasad Gundumogula
835 Grenada Lane
Foster City, CA 94404

Timothy Turner 101 Casitas Avenue
San Francisco, CA 94127

Surjit Babra
1027 Yonge Street, 3rd Floor Toronto, Ontario M4W 2K9

Other Securityholders:

Fly OCP LLC
c/o Origami Capital Partners
191 N. Wacker Drive, Suite 2350
Chicago, IL 60606
Attn: Joelle Kellam
Facsimile: (312) 263-7806

North Haven Credit Partners II L.P.

Attn:
Facsimile:

NH Expansion Credit Fund Holdings LP

Attn:
Facsimile:

Mike Melhem
680 N. Brys Drive
Grosse Pointe Woods, MI 48236

Elias Melhem
44 S. Deeplands Rd.
Grosse Pointe, MI 48236

Georgia Tsakos
773 Perrien Pl.
Grosse Pointe, MI 48236

Mike Melhem, Jr.
40 Stonehurst Rd.
Grosse Pointe, MI 48236

Renna Sarna
110 Gallowae
Watchung, NJ 07069

Michael Thomas
4545 Murphy Canyon Rd., Suite 201
San Diego, CA 92123

LBF Travel Management Corp.
4545 Murphy Canyon Rd., Suite 201
San Diego, CA 92123
Attn: Michael Thomas

JOINDER TO SECURITYHOLDERS AGREEMENT

The undersigned is executing and delivering this Joinder pursuant to the Amended and Restated Securityholders Agreement dated as of May 1, 2020 (as the same may hereafter be amended, the "Securityholders Agreement"), by and among Mondee Holdings, LLC (the "Company"), Mondee Group, LLC, and each of the other securityholders of the Company from time to time party thereto.

By executing and delivering to the Company this Joinder, the undersigned hereby agrees to become a party to, to be bound by, and to comply with the provisions of the Securityholders Agreement as an (Investor and Securityholder // Executive and Securityholder // Other Securityholder and Securityholder) in the same manner as if the undersigned were an original signatory to the Securityholders Agreement.

Accordingly, the undersigned has executed and delivered this Joinder as of the _ day of __________, 20_.

[Securityholder]

By:
Name:
Its: